EXHIBIT 23









INDEPENDENT AUDITORS' CONSENT



The Dow Chemical Company:

We consent to the incorporation by reference of our report dated February 8, 1995 appearing in this Annual Report on Form 10-K of The Dow Chemical Company for the year ended December 31, 1994, in the following Registration Statements of The Dow Chemical Company:

Form S-3:

Nos. 33-37052
     33-44369
     33-51673
     33-52980


Form S-8:

Nos. 2-32525
     2-44789
     2-55837
     2-64560
     33-21748
     33-37345
     33-44603
     33-51453
     33-52839
     33-52841
     33-52843
     33-56136
     33-56138
     33-56140




Deloitte & Touche LLP


DELOITTE & TOUCHE LLP
Midland, Michigan
March 22, 1995

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